Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 28, 2014, with respect to the consolidated financial statements of Foresight Energy LLC and Subsidiaries included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-179304) and related Prospectus of Foresight Energy Partners LP for the registration of limited partner common units.

/s/ Ernst & Young LLP

St. Louis, Missouri

March 28, 2014

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